EXHIBIT A

                         EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of June 26, 1997, is between MedCare Technologies, Inc., a Delaware corporation (the "Company"), and Jeff Aronin ("Executive").

                                RECITALS
                                --------

     A. The Company desires to employ Executive as its President and Chief Operating Officer, on the terms set forth in this Agreement.

     B.   Executive desires to be so employed by Company.

                               AGREEMENTS
                               ----------

     In consideration of the foregoing recitals and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Employment.
          ----------

          1.1 TERM. Subject to the terms hereof, the Company agrees to employ Executive as its President and Chief Operating Officer, and Executive agrees to accept such employment, for the period beginning on the date hereof and ending on June 30, 2000, subject to earlier termination pursuant to Section 3 hereof (the "Term"); provided, however, that, after the expiration of the initial term, the Term shall be automatically extended or re-extended on June 30th in each year, commencing on June 30, 2000, for successive one-year periods, subject to earlier termination pursuant to Section 3 hereof, unless the Company or Executive delivers to the other party a notice specifying such party's intent not to extend or re-extend the Term for an additional one-year period, at least 30 days prior to such June 30th.

          1.2 DUTIES. During the Term, Executive shall perform such duties and functions as are customarily performed by the chief operating officer of a company the size and nature of the Company, including the duties and functions consistent with the positions of President and Chief Operating Officer as are from time to time assigned to him by the Chief Executive Officer of Company or Board of Directors of Company (the "Board").

          1.3 PLACE OF PERFORMANCE. Executive shall perform his services hereunder at the headquarters of the Company, except for required travel on the Company's business.

          1.4 VACATIONS. Executive shall be entitled to such paid vacation time as the Company customarily provides from time to time to its executives (but in no event less than three weeks per year), to be taken in accordance with its then-current employment policy regarding such vacation time. Executive shall also be entitled to all paid holidays given by the Company to its employees.

     2.   Compensation.
          ------------

          2.1 BASE SALARY. As compensation for services rendered hereunder, Executive shall receive an annual salary of not less than $100,000, to be paid in accordance with the Company's customary payroll practices but in no event less frequently than monthly. Such salary shall be reviewed by the Board no less frequently than semi-annually, beginning as of January 1, 1998, with a view to making such increases as the Board, in its discretion, deems appropriate. Any increase in salary granted by the Board shall in no way limit or reduce any other obligation of the Company hereunder.

          2.2 ANNUAL BONUSES. In addition to the salary payable pursuant to Section 2.1, Executive shall be eligible for an annual bonus for each fiscal year of the Company ("Fiscal Year") during the Term. The annual bonus shall be based on such performance standards as the Board or compensation committee may establish.

          2.3 WELFARE AND PENSION PAYMENTS. The Company shall pay 100% of the premiums for medical, life and dental insurance for Executive and Executive's dependents. In addition, Executive shall be eligible to participate in the various benefit plans maintained by the Company for its employees in accordance with the terms of such plans as from time to time in effect and applicable to employees of the Company.

          2.4 OTHER BENEFITS. Executive will receive payment for all business related organizational or association memberships, in accordance with the Company's then current practices.

          2.5 AUTO ALLOWANCE. Executive shall be entitled to a $500 per month auto allowance to cover automobile maintenance and insurance. Executive shall be responsible for any taxes relating to such auto allowance.

          2.6 DISABILITY INSURANCE. The Company will maintain, and pay the premiums of, a long-term disability insurance policy on Executive that provides that if Executive becomes disabled for a period in excess of six months, the insurer will pay Executive during the period that Executive is disabled an annual amount equal to at least $75,000. The amount of such policy shall be reviewed by the Board no less frequently than bi-annually, beginning July 1, 1999, with a view to making such increases in the amount of such policy as the Board, in its discretion, deems appropriate. The Company agrees that the policy will permit the Company to assign the policy to Executive upon the termination for any reason of Executive's employment with the Company or permit Executive to continue such policy on substantially the same terms after the termination of Executive's employment. The Company will take all actions necessary to assign such policy to Executive upon the termination of Executive's employment with the Company.

          2.7 EXPENSES. The Company shall reimburse Executive promptly for all ordinary and necessary travel and other business expenses incurred by him in connection with his duties hereunder (including reimbursement for business use of home phone, home fax and cellular phone), provided that Executive properly accounts therefor in accordance with the policies of the Company.

     3.   Termination.
          -----------

          3.1 END OF TERM OR EARLIER DEATH. Unless Executive's employment has terminated sooner pursuant to Section 3, such employment shall terminate at the end of the Term or, if Executive dies prior thereto, on the date of Executive's death.

          3.2 TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean (i) Executive's conviction of, guilty plea concerning or confession of fraud, theft, embezzlement or similar malfeasance or any felony, (ii) Executive's commission of embezzlement of Company funds (provided that the Company has substantial proof of such embezzlement) or (iii) a material breach of Executive's obligations under this Agreement. In order to terminate Executive's employment hereunder for Cause, the Company must notify Executive of such decision in writing, specifying the Cause and the Date of Termination (as hereinafter defined). With respect to item (iii), Executive shall have ten days after the receipt of such notice to eliminate the basis for such Cause to the reasonable satisfaction of the Board.

          3.3 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Executive's employment hereunder at any time without Cause upon notice to Executive specifying the Date of Termination.

          3.4 TERMINATION BY EXECUTIVE FOR GOOD REASON. Executive shall be entitled to terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the prior written consent of
Executive:

          (a) the requirement that Executive report to any officer, consultant or committee, other than the Chief Executive Officer or a formal committee of the Board, it being the intent of the parties that Executive shall never be required to report to anyone other than the Chief Executive Officer, the Board or a formal committee thereof;

          (b)  the removal of any titles of Executive specified in Section
     1.1;

          (c) a redelegation of any material duties of Executive to other officers, employees, consultants or committees;

          (d) the failure of the Company to maintain and to continue Executive's participation in its benefit plans as in effect from time to time on a basis substantially equivalent to the participation of employees similarly situated to Executive;

          (e) a material breach of the Company's obligations under this Agreement or the Option Agreement (as such terms are hereinafter defined);

          (f) the removal of, or failure to elect or re-elect, Executive as a director of the Company; or

          (g)  a Change of Control (as hereinafter defined);

For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if at any time after the date hereof:

          (A) the Company sells or otherwise disposes of all or substantially all of its assets, other than to Executive;

          (B) the Company participates in a merger or consolidation and, immediately following the consummation of such merger or consolidation, the Company's stockholders prior to such merger or consolidation do not own 50% or more of the voting shares of stock of the surviving or successor corporation, unless more than 50% of the voting shares of stock of the surviving or successor corporation are owned by Executive; or

          (C) any person or entity, including a "person" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding current officers or directors of the Company and Executive, becomes the beneficial owner of 50% or more of the combined voting power of the Company's voting securities.

     In order to terminate his employment hereunder for Good Reason, Executive shall give the Company written notice thereof, specifying such Good Reason and the Date of Termination, which shall be not less than ten days from the date of such notice, provided that Company may eliminate the basis of such Good Reason during the period prior to the specified Date of Termination.

          3.5 TERMINATION FOR DISABILITY. The Company may terminate Executive's employment for Disability. For purposes of this Agreement, "Disability" shall mean Executive's inability, due to physical or mental illness or accident or injury, to perform his duties hereunder on a full-time basis for 90 or more business days within five consecutive months and Executive shall not (a) within ten days after a written notice of intention to terminate is received by Executive, have returned to the full-time performance of his duties and (b) have continued during the following two months to perform his duties full-time without absences due to physical or mental disability aggregating more than ten business days. If the Company elects to terminate

Executive's employment for Disability, it shall give written notice thereof to Executive specifying the Date of Termination.

          3.6 NOTICE AND DATE OF TERMINATION. Any termination by the Company or Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7.4. As used herein, the term "Date of Termination" shall mean the date specified in the Notice of Termination (which shall be not less than 30 days from the date such Notice of Termination is given unless otherwise expressly provided herein).

     4.   Payments Upon or After Termination.
          ----------------------------------

          4.1 ACCRUED COMPENSATION. Upon termination of Executive's employment with the Company for any reason, Executive shall be entitled to receive the compensation accrued and unpaid as of the Date of Termination, including salary through the Date of Termination. The Company shall continue to provide Executive with all profit sharing, pension, life, disability, accident, health insurance, and other employee benefit and fringe benefit plans and programs through the Date of Termination in accordance with the terms and provisions of such plans and programs in effect at the time of that Notice of Termination is given.

          4.2 PAYMENT IN CASE OF DEATH. In addition to the Company's obligations under Section 4.1, if at the time of Executive's death, Executive maintained health insurance for members of his immediate family, the Company shall pay the premiums to maintain such health insurance in full force and effect for a period of at least one year from the date of Executive's death (which shall not count toward or reduce the minimum length of time that the Company is obligated to provide health insurance to Executive's immediate family under Section 4980(B) of the Internal Revenue Code of 1986, as amended (the "Code")).

          4.3 TERMINATION FOR CAUSE. Other than the Company's obligations under Section 4.1, if Executive's employment with the Company is terminated by the Company for Cause, the Company shall have no further obligations to Executive under this Agreement.

          4.4 TERMINATION BY COMPANY WITHOUT CAUSE, TERMINATION AT DISABILITY OR TERMINATION BY EXECUTIVE FOR GOOD REASON. In addition to the Company's obligations under Section 4.1, if (a) Executive's employment is terminated by the Company and such termination does not comply with Section 3.2, (b) Executive's employment is terminated pursuant to Section 3.5 or
(c) Executive's employment is terminated by Executive for Good Reason in accordance with the provisions of Section 3.4, the Company shall pay Executive, within 30 days of the Date of Termination, an amount equal to three months' salary at his then current annual salary. In addition, the Company shall pay, or reimburse Executive for, (i) the premiums to maintain health insurance for Executive and members of his immediate family in full force and effect for a period of at least three months after the Date of Termination (which shall not count toward or reduce the minimum length of time that the Company is obligated to provide health insurance to Executive and Executive's immediate family under Section 4980(B) of the Code), and
(ii) the premiums to
maintain the disability insurance policy maintained in accordance with
Section 2.6 in full force and effect for a period of at least one year after the Date of Termination.

          4.5 OTHER TERMINATION BY EXECUTIVE. If Executive shall terminate his employment hereunder for any reason other than Good Reason, other than the Company's obligations under Section 4.1, the Company shall have no further obligations to Executive under this Agreement.

          4.6 DISCLAIMER OF MITIGATION DUTY. Executive shall not be required to mitigate the amount of any payment provided for or referred to in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for or referred to in this
Section 4 be reduced by any compensation earned by Executive as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Executive to Company or otherwise.

          4.7 OTHER BENEFITS. In addition to all other amounts payable to Executive under this Section 4, Executive shall be entitled to receive all benefits payable to Executive under any plans or agreements relating to retirement or other benefits in accordance with the terms and provisions thereof.

     5.   Stock Options.
          -------------

          5.1 STOCK OPTIONS. On the date hereof, the Company shall execute and deliver to Executive an Option Agreement in the form attached hereto as EXHIBIT A (the "Option Agreement").

          5.2 SALE OF COMPANY SHARES. The Executive agrees that, without the written consent of the Company, which will not be unreasonably withheld, so long as Executive is employed by the Company, Executive will not sell more than 1.5% of the outstanding shares (on a fully diluted basis) of Common Stock of the Company during any fiscal quarter of the Company; provided that if Executive does not sell at least 1.5% during any such fiscal quarter, then, in addition to any shares that Executive may otherwise sell pursuant to the foregoing, Executive may sell additional shares in subsequent fiscal quarters to the extent of such shortfall.

     6. Board of Directors. (a) The Company agrees that at all times during the Term the Company shall slate Executive for election as a member of the Board.

          (b) In the event that at any time, or from time to time, during the Term the Board establishes an executive or similar committee of the Board, the Company agrees that such committee will not have more than three members and Executive will be a member of such committee.

          (c) In the event that at any time, or from time to time, during the Term the Board establishes a nominating or similar committee of the Board, the Company agrees that Executive will be a member of such committee.

     7.   Miscellaneous.
          -------------

          7.1 SUCCESSORS AND ASSIGNS: BINDING AGREEMENT. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place.

          (b) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amounts remain unpaid hereunder, including any amounts which would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's spouse or if Executive does not have a living spouse at such time, to Executive's estate.

          (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that the duties of Executive hereunder are personal to Executive and may not be delegated by him.

          7.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

          7.3 WAIVERS. The waiver by either party hereto of any right hereunder or of any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          7.4 NOTICES. All notices and communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, upon mailing by registered or certified mail, postage prepaid, return receipt requested, or upon delivery to a reputable overnight courier as follows:

               If to the Company, to:

               MedCare Technologies, Inc.
               508 South Washington Street
               Suite 101
               Naperville, Illinois 60540

               Attention: Chief Executive Officer

               If to Executive, to:

               Mr. Jeff Aronin
               1658 N. Bissell
               Chicago, Illinois 60614

or to such other address as may be specified in a notice given by one party to the other party hereunder.

          7.5 SEVERABILITY. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature.

          7.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

          7.7 LEGAL FEES AND EXPENSES. It is the intent of the Company that Executive shall not be required to incur any expenses associated with the enforcement of his rights under this Agreement by litigation, or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder. Accordingly, if the Company has failed to comply with any of its obligations under this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, in whole or in part, or institutes any litigation designed to deny, or to recover from, Executive any benefits intended to be provided to Executive hereunder, the Company irrevocably authorizes Executive from time to time to retain counsel of his choice, at the expense of the Company as hereinafter provided, to represent Executive in connection with the initiation or defense of any litigation, arbitration or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The Company shall advance to Executive within 30 days after each written request therefor any and all attorneys' and related fees and expenses actually incurred by Executive in any such proceeding or otherwise as a result of the Company's failure to perform this Agreement or any provision hereof or as a result of the Company or any other person contesting the validity or reasonableness of this Agreement. Without limiting the generality of the foregoing, if any amount is not paid by the Company hereunder when due, including, but not limited to, any amount of salary, bonus, fees or expenses, the amount thereof shall bear interest from the due date thereof until paid in full at 10% per annum. Executive agrees that he will reimburse the Company for all attorneys' and related fees and expenses received by Executive from the Company under the provisions of this Section 7.7 in the event and only to the extent that it shall be ultimately determined that the Company has not failed to comply with any of its obligations under this Agreement, and each amount to be reimbursed hereunder shall bear interest from the date of receipt by Executive thereof until paid to the Company in full at 10% per annum.

          7.8 INDEMNIFICATION. The Company shall indemnify and hold harmless Executive from any claim asserted against him as an employee, officer or director of the Company or any of its subsidiaries, or as director, officer or partner of any other enterprise if Executive serves or served in such capacity at the request of the Company, to the fullest extent permitted by applicable state laws. Expenses incurred by Executive in connection with any such claim shall be paid by the Company in advance upon the written request of Executive. Executive shall reimburse the Company for such expenses in the event and only to the extent that it shall be ultimately determined that Executive is not entitled under applicable state law to be indemnified for such expenses.

          7.9 AMENDMENT: SURVIVAL. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, so long as Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof. The provisions of Sections 4 and 7 survive the termination or expiration of this Agreement.

          7.10 ENTIRE AGREEMENT. This Agreement, together with the Option Agreement, constitutes the entire agreement between the parties, and supersedes all prior oral or written understandings between the parties, relating to Executive's employment.

          7.11 MANAGEMENT POOL. The Company agrees that as soon as possible (but in any event within sixty days of the date hereof) it shall take all actions necessary to increase the number of shares available for the grant of stock options under the incentive stock option plan approved by the Company in June 1997 so that at least an additional 250,000 shares of Common Stock of the Company are available under such plan for grant after June 1997.

          7.12 NO ATTACHMENT. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     The parties hereto have executed this Agreement on the date and year first above written.


                         MEDCARE TECHNOLOGIES, INC.


                         By:________________________________________

                              Title:________________________________


                         ___________________________________________
                         Jeff Aronin









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

                                                             EXHIBIT A TO
                                                     EMPLOYMENT AGREEMENT
                                                    ---------------------

                            OPTION AGREEMENT

     THIS OPTION AGREEMENT (this "Agreement") dated as of June 26, 1997, is between MedCare Technologies, Inc., a Delaware corporation (the
"Corporation") and Jeff Aronin (the "Holder").

                                RECITALS
                                --------

     A. The Corporation has offered to employ the Holder as its President and Chief Operating Officer.

     B. The Holder desires to accept such employment provided the Corporation grants the Holder an equity incentive with respect to the Corporation.

     C. The Corporation believes that it is in the Corporation's best interest to provide an equity incentive in the form of an option to purchase shares of Common Stock of the Corporation to the Holder in order to induce the Holder to accept employment with the Corporation.

     D. The Corporation desires to grant certain options to purchase shares of Common Stock to the Holder, upon the terms and subject to the conditions contained herein.

                               AGREEMENTS
                               ----------

     In consideration of the foregoing recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement as used in this Agreement.

          "Business Day" means a day on which banks are generally open for business in New York.

          "Cause" has the meaning ascribed to such term in the Employment Agreement provided, however, that if the Employment Agreement is terminated at any time, then after such time "Cause" shall have the meaning ascribed to it in the Employment Agreement immediately prior to such termination.

          "Closing Price" of any security means, as of any date, the average of the closing prices of such security's sales on such date on all securities exchanges on which such security may at the time be listed, or if there has been no sale on any such exchange on such date, the average of the highest bid and lowest asked prices on all such exchanges at the end of such date, or, if on such date such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time on such date, or, if on such date such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

          "Common Stock" means the Common Stock of the Corporation, par value $0.01 per share.

          "Disability" has the meaning ascribed to such term in the Employment Agreement; provide, however, that if the Employment Agreement is terminated at any time, then after such time "Disability" shall have the meaning ascribed to it in the Employment Agreement immediately prior to such termination.

          "Employment Agreement" means that certain Employment Agreement, dated as of June 26, 1997, between the Corporation and the Holder.

          "Exercise Price" means $6.50 per share of Common stock, subject to adjustment pursuant to Section 2.5 hereof.

          "Good Reason" has the meaning ascribed to such term in the Employment Agreement; provided, however, that if the Employment Agreement is terminated at any time, then after such time "Good Reason" shall have the meaning ascribed to it in the Employment Agreement immediately prior to such termination.

          "Option" means the option to purchase 500,000 shares of Common Stock, subject to adjustment pursuant to Section 2.5 hereof, at the price per share of Common Stock equal to the Exercise Price in effect at the time of any exercise of such option subject in all respects to the terms and conditions of this Agreement, the grant to the Holder of which is made by this Agreement.

          "Option Shares" means shares of Common Stock which have been or may be purchased by the Holder pursuant to the exercise of the Option, whether or not the Option is then exercisable for such shares.

          "Option Termination Time" means 5:00 p.m. (Eastern time) on July 1, 2005.

          "Permitted Transferee" means a Person who is either (i) the personal representative of the Holder upon such Holder's death for purposes of administration of the Holder's estate or (ii) a Person receiving a transfer of the Holder's assets upon the Holder's death by will or pursuant to the laws of descent and distribution. Upon the transfer of the Option, a Permitted Transferee shall be deemed to be the Holder for purposes of this Agreement.

          "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity or a governmental entity or any department, agency or political subdivision thereof.

2.   TERMS OF OPTION.

          2.1 GRANT OF THE OPTION. Upon the terms and conditions set forth herein, the Corporation hereby grants to the Holder the Option.

          2.2 PROCEDURES FOR EXERCISE. Subject in all respects to the Option becoming exercisable pursuant to Section 2.3 of this Agreement, the Holder or a Permitted Transferee may exercise the Option in whole or in part at any time or from time to time prior to the Option Termination Time (or earlier termination pursuant to Section 2.5 of this Agreement) by delivering written notice to the Corporation substantially in the form attached hereto as EXHIBIT A, together with payment in a manner set forth below of the aggregate Exercise Price for the Option Shares with respect to which the Holder or a Permitted Transferee is exercising the Option. The aggregate Exercise Price for the Option Shares with respect to which the Holder or a Permitted Transferee is exercising the Option may be paid:

          (a)  by cash or a check payable to the order of the Corporation.

          (b) in the manner provided in (a), (c) or (d) with respect to $.01 per share and by delivery to the Corporation of a promissory note of the Holder or Permitted Transferee in a principal amount equal to the balance of such aggregate Exercise Price with respect to such balance, which note will bear interest at the applicable Federal Rate determined from time to time by the Internal Revenue Service under Section 1274 of the Internal Revenue Code of 1986, as amended, and the principal amount of, and accrued interest on, such note shall be due on the third anniversary of the date of exercise.

          (c) by cancellation of shares of Common Stock, owned by the Holder or Permitted Transferee at the time of such exercise having a fair market value (determined based on the Closing Price of the Common Stock on the date or exercise) equal to the aggregate Exercise Price for such Option Shares, or

          (d) by cancellation of the exercisable portion of the Option, or a portion thereof, having a fair market value (determined based on the difference between the Closing Price of the Common Stock on the date of exercise and the Exercise Price) equal to the aggregate Exercise Price for such Option Shares.

As promptly as practicable after receiving the written notice and the payment of the aggregate Exercise Price, the Corporation will deliver to the Holder or Permitted Transferee as the case may be, certificates for the Option Shares with respect to which such Holder or Permitted Transferee has exercised the Option, issued in the name of the Holder or Permitted Transferee, as the case may be. For all purposes, the Holder or Permitted Transferee, as the case may be, will be deemed to have exercised the Option and to have purchased and become the holder of the Option Shares as of the date the Corporation receives written notice and payment of the aggregate Exercise Price from the Holder or Permitted Transferee, as the case may be, as provided in this Section 2.2.

          2.3  VESTING OF THE OPTION.

          (a) EMPLOYMENT-BASED VESTING. With respect to 400,000 Option Shares, the Option shall vest and become exercisable for 100,000 Option Shares on each of August 1, 1997, August 1, 1998, August 1, 1999 and August 1, 2000.

          (b) GROSS REVENUES VESTING. With respect to 100,000 Option Shares, the Option shall vest and become exercisable if the Corporation achieves $10,000,000 in aggregate gross revenues from sales of products and services prior to December 31, 1998.

          (c) CHANGE OF CONTROL VESTING. Notwithstanding the vesting provision of Sections 2.3(a) and (b) above, all of the Option Shares shall vest and become exercisable upon a "Change of Control." For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if at any time after the date hereof:

          (i) the Corporation sells or otherwise disposes of all or substantially all of its assets:

          (ii) the Corporation participates in a merge or consolidation and, immediately following the consummation of such merger or consolidation, the Corporation's stockholders prior to such merger or consolidation do not own 50% or more of the voting shares of stock of the surviving or successor corporation; or

          (iii) any person or entity, including a "person" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding current officers or directors of the Corporation, becomes the beneficial owner of 30% or more of the combined voting power of the Corporation's voting securities.

          (d) EXERCISE AFTER VESTING. After the Option have become exercisable for any number of Option Shares, the Option may be exercised for up to the aggregate number of Option Shares for which the Option have become exercisable at any time or from time to time thereafter in accordance with the provisions of Section 2.1 (but prior to the termination of the Option in accordance with this Agreement).

          2.4 FRACTIONAL SHARES. Fractional shares will not be issued upon the exercise of the Option, but in any case where the Holder would, except for the provisions of this Section 2.4, be entitled under the terms of this Agreement to receive a fractional share upon the complete exercise of the Option, the Corporation will, upon the exercise of the Option for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined based on the Closing Price of the Common Stock as of the date of exercise) over the proportional part of the applicable Exercise Price represented by such fractional share.

          2.5 ANTIDILUTION PROVISION. In the event of any stock dividend, stock split, combination, or exchange of shares of Common Stock or any recapitalization or change in capitalization affecting shares of Common Stock, the number and kind of shares that are subject to the Option, the thresholds for exercisability set forth herein and the applicable Exercise Price shall be proportionately and appropriately adjusted.

          2.6  TERMINATION OF OPTION.

          (a) In the event that (1) the Corporation terminates the Holder's employment for Cause or (2) the Holder voluntarily terminates his employment with the Corporation other than for Good Reason, at any time while the Option is outstanding and unexercised, in whole or in part:

               (i) the portion of the Option that is not exercisable shall terminate as of such termination of employment; and

               (ii) the portion of the Option that is exercisable shall
                    continue to be exercisable in accordance with the terms of this Agreement until the earlier of (A) the Option Termination Time and (B) the ninetieth day following such termination of employment.

          (b) In the event that (i) the Holder voluntarily terminates his employment with the Corporation for Good Reason, (ii) the Corporation terminates the Holder's employment other than for Cause, (iii) the Holder's employment is terminated as a result of the Holder's death or Disability, or (iv) the Holder's employment with the Corporation is terminated upon expiration of the Term (as defined in the Employment Agreement) as a result of notice from the Corporation, then:

          (i) the portion of the Option that is not exercisable shall terminate as of such termination of employment; and

          (ii) the portion of the Option that is exercisable shall continue to be exercisable in accordance with the terms of this Agreement until the Option Termination Time.

          (c) For purposes of this Agreement, the Holder shall be an employee of the Corporation if he is an employee of either the Corporation or any subsidiary of the Corporation.

          2.7 NONTRANSFERABLE. The Holder will not transfer, sell, convey, exchange, pledge or otherwise dispose of (herein referred to as "disposition" or "to dispose of") the Option and the rights and privileges of the Holder under this Agreement, except that in the event of the Holder's death or incompetency, the Option may be transferred to a permitted Transferee.

          2.8 NO RIGHTS AS A STOCKHOLDER. The Option do not confer upon the Holder or any Permitted Transferee any right to vote or consent or to receive notice as a stockholder of the Corporation, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise of the Option as hereinabove provided.

          2.9 NO RIGHTS TO EMPLOYMENT OR OTHER RELATIONSHIP. Nothing contained in this Agreement shall confer upon the Holder any right with respect to employment by or any relationship with the Corporation or interfere in any way with the right of the Corporation at any time to terminate the employment of the Holder or terminate any other relationship the Holder may have with the Corporation or to increase or decrease any compensation paid by the Corporation to the Holder.

          2.10 CAPITAL REORGANIZATION. If there shall be any consolidation or merger to which the Corporation is a party, other than a consolidation or a merger in which the Corporation is a continuing corporation and which does not result in any reclassification of, or change (other than a subdivision or combination of the Common Stock or a change in par value) in, outstanding shares of Common Stock, or ny sale or conveyance of the property of the Corporation as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of the Option, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if the Option had been exercised immediately prior to such Capital Reorganization, assuming the Option were exercisable for all of the Option Shares immediately prior to such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Corporation or the successor or surviving corporation, as the case may be, shall execute and deliver to the Holder an agreement as to the Holder's rights in accordance with this Section 2.10, providing for rights as nearly as equivalent as may be practicable to the rights provided for in this Agreement. The provisions of this Section 2.10 shall similarly apply to successive Capital Reorganizations.

          2.11 PROTECTION OF PURCHASE RIGHTS. The Corporation shall not participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issuance, sale, repurchase or redemption of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed by the Corporation under this Agreement or the rights of the Holder under this Agreement, but will at all times, in good faith, assist in the carrying out of all the provisions of this Agreement and will take all actions that may be necessary or appropriate in order to protect the rights of the Holder under this Agreement against impairment.

3. COVENANTS OF THE CORPORATION. The Corporation covenants and agrees as follows: (a) that during the period within which the Option may be exercised, the Corporation will at all times have authorized and in reserve a sufficient number of shares of its Common Stock to provide for the exercise of the Option, (b) the Option Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid, non-assessable, (c) the Corporation will pay all federal and state taxes (other than income taxes) which may be payable in respect of the Option or any Common Stock or certificates therefor upon its exercise pursuant to the provisions of this Agreement, and (d) the Option Shares will be registered for resale by the Holder or Permitted Transferee under the Securities Act of 1933 on or prior to August 1, 1998.

4.   MISCELLANEOUS.

          4.1 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

          4.2 DESCRIPTIVE HEADINGS; ROUNDING. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement. All calculations under this Agreement shall be made to the nearest cent or one-hundredth of a share, as the case may be.

          4.3 CLOSING OF TRANSFER BOOKS. The right to exercise the Option will not be suspended during any period while the stock transfer books of the Corporation for the Common Stock may be closed. The Corporation will not be required, however, to deliver certificates of the Common Stock upon such exercise while such books are duly closed for any purpose, but the Corporation may postpone the delivery of such certificates until the opening of such books, and they will, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

          4.4 NOTICES. Any notices desired, required or permitted to be given hereunder will be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and will be deemed to have been given upon delivery, if delivered personally, five business days after mailing, if mailed, or one business day after delivery to the overnight courier service, if delivered by overnight courier service:

     If to the Company, to:

          MedCare Technologies, Inc.
          508 South Washington Street
          Suite 101
          Naperville, Illinois 60540
          Attention:  Chief Executive Officer

     If to the Executive, to:

          Mr. Jeff Aronin
          1658 N. Bissell
          Chicago, Illinois 60614

          4.5 GOVERNING LAW. The validity, meaning and effect of this Agreement will be determined in accordance with the internal law of, and not the law of, conflicts of the State of Illinois.

          4.6 EXHIBITS. All exhibits hereto are an integral part of this Agreement.

          4.7 FINAL AGREEMENT. This Agreement, together with the Employment Agreement, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings with respect thereto.

          4.8 NO ATTACHMENT. Except as required by law, no right to receive Option Shares under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

          4.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

     This Option Agreement was executed as of the date first set forth above.

                                   MEDCARE TECHNOLOGIES, INC.


                                   By:_________________________________

                                   Its:________________________________


                                   HOLDER:

                                   ______________________________________
                                   Jeff Aronin

                                                                EXHIBIT A
                                                                ---------



TO:       MEDCARE TECHNOLOGIES, INC.


          The undersigned, pursuant to the terms and conditions of the Option Agreement dated ____________________, 199_, by and between MedCare Technologies, Inc. and the undersigned (the "Option Agreement"), hereby exercises the options granted thereby to purchase the following number of shares of Common Stock pursuant to such options at the corresponding price per share provided in the Option Agreement and is hereby tendering full payment therefor in accordance with the terms of the Option Agreement:

                      Number of Shares         Aggregate
                      to be Purchased:      Exercise Price:

                      _________________     _______________


Dated:_______________________      ____________________________________
                                   Jeff Aronin